JOINDER TO EXCHANGE AGREEMENT This joinder (“Joinder”) to the Exchange Agreement, dated as of November 6, 2025 (as amended from time to time, the “Agreement”), among the NuScale Power Corporation (“NuScale Power”), NuScale Power LLC (together with NuScale Power, the “NuScale parties”), Fluor Corporation (“Fluor Corp”) and Fluor Enterprises, Inc. is made and entered into as of February 17, 2026, among Nuke Holdings, LLC (the “Nuke”) and the NuScale Power parties. Pursuant to Section 3(a)(vi) of the Agreement, Nuke hereby (i) represents to the NuScale parties that it is a wholly-owned subsidiary of Fluor Corp and (ii) agrees to be subject to and bound by all restrictions and covenants in the Agreement that any Fluor Parties (as defined therein) are subject. Unless otherwise defined herein, defined terms used in this Joinder shall have the meaning ascribed to such terms in the Agreement. This Joinder may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery of an executed signature page to this Joinder by email, DocuSign or other electronic submission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Joinder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Parties hereto (a) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Joinder shall be brought and enforced in the Court of Chancery of the State of Delaware, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (b) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum. [ Signature page follows ]

[Signature Page to Joinder] IN WITNESS WHEREOF, the Parties have duly executed this Joinder, as of the date first written above. NuScale Power Corporation By: ________________________________ Name: John L. Hopkins Title: President and Chief Executive Officer NuScale Power, LLC By: ________________________________ Name: John L. Hopkins Title: President